UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2015

ZAFGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Portland Street, 4th Floor Boston, MA	02114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 622-4003

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Zafgen, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 25, 2015. As of April 27, 2015, the record date for the Annual Meeting, there were 26,894,157 outstanding shares of the Company’s common stock. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 30, 2015: (i) to elect Bruce Booth, Ph.D. and Avi Goldberg as Class I directors of the Company to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2018 and until their successors have been duly elected and qualified (“Proposal 1”), (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (“Proposal 2”) and (iii) to ratify the Company’s 2014 Stock Option and Incentive Plan (“Proposal 3”).

The Company’s stockholders approved the Class I director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for Class I directors as follows:

Class I Director Nominee	For	Against	Abstain	Broker Non-Votes
Bruce Booth, Ph.D.	20,071,167	1,974,229	116,377	1,388,714
Avi Goldberg	20,338,906	1,706,460	116,407	1,388,714

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
23,546,327	3,314	846

The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
16,702,326	5,071,986	387,461	1,388,714

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2015	ZAFGEN, INC.

	By:	/s/ Thomas E. Hughes
Thomas E. Hughes, Ph.D.
Chief Executive Officer